UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 21, 2018

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant's Certifying Accountant.

On February 21, 2018, Solitron Devices, Inc. (“Solitron” or the “Company”) was notified by its independent registered public accounting firm, BDO USA LP (“BDO”) that it would not stand for appointment as the Company’s independent registered public accounting firm for any period subsequent to the period ended February 28, 2017. Specifically, BDO indicated that if the Company satisfactorily completes the investigation it has undertaken, provides appropriate competent evidential matter to support the inventory balance as of and for the period ended February 28, 2017 and BDO is able to complete its audit, BDO will not stand for appointment as the Company’s independent registered public accounting firm for any period subsequent to that reporting date. BDO also indicated that it would tender its resignation as the Company’s independent registered public accounting firm if it is determined that the Company is unable to complete the investigation it has undertaken, is unable to provide appropriate competent evidential matter to support the inventory balances as of and for the period ended February 28, 2017 and/or BDO is otherwise unable to complete its audit.

On August 16, 2016, the practice of Goldstein Schechter Koch, P.A. ("GSK"), which was engaged as the independent registered public accounting firm of Solitron, was combined with BDO and the professional staff and partners of GSK joined BDO either as employees or partners of BDO. As a result of the transaction, GSK resigned as Solitron's independent registered public accounting firm on August 16, 2016. On August 25, 2016, the Audit Committee of Solitron appointed BDO as the Company's new independent registered public accounting firm with respect to the fiscal year ending February 28, 2017.

The report of the independent registered public accounting firm of BDO regarding the Company’s financial statements for the fiscal year ended February 28, 2017 has not been filed and the Company is therefore unable to provide the information requested under Item, 304(a)(1)(ii) of Regulation S-K. During the fiscal year ended February 28, 2017, and during the period from the end of February 28, 2017 through February 21, 2018, the date of receiving the letter referenced above, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to such disagreement in its reports; and there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K

The report of the independent registered public accounting firm of GSK regarding the Company's financial statements for the fiscal years ended February 29, 2016 and February 28, 2015 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended February 29, 2016 and February 28, 2015, and during the period from the end of February 29, 2016 through August 16, 2016, the date of resignation, there were no disagreements with GSK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GSK, would have caused it to make reference to such disagreement in its reports; and there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company provided BDO with a copy of this Current Report on Form 8-K (the "Report") prior to its filing with the Securities and Exchange Commission ("SEC") and requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of such letter will be filed by amendment as Exhibit 16.1 to this Report.

While the Company has not engaged a new independent registered public accounting firm, it will undertake the search process to identify BDO’s successor. The Company will disclose its engagement of a new independent registered public accounting firm once the process has been completed and as required by the SEC’s rules and regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 27, 2018	SOLITRON DEVICES, INC.

/s/ Tim Eriksen
Tim Eriksen Chief Executive Officer and Interim Chief Financial Officer

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